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Exhibit 4.3

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this            day of            , 2002 by and between Odetics, Inc., a Delaware corporation ("Odetics") and                        ("Creditor").

        NOW THEREFORE, in consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

        1.    Purchase of Shares and Cancellation of Indebtedness.    Odetics does hereby sell and issue to Creditor, and Creditor does hereby purchase from Odetics,            shares of Common Stock (the "Shares") on the terms set forth herein at a purchase price of $1.70 per Share. Creditor hereby cancels $                  of the Obligation (the "Cancelled Debt") as consideration for the aggregate purchase price for the Shares. Creditor agrees that Odetics shall have no further obligation to repay the Cancelled Debt.

        2.    Closing.    The consummation of the sale of the Shares contemplated herein (the "Closing") shall occur simultaneously with the execution and delivery of this Agreement. The Closing shall be deemed completed when the parties hereto have delivered the consideration and documents required to be delivered by them as specified herein. Promptly upon receipt of the executed Agreement, Odetics agrees to instruct its transfer agent to issue the Shares to Creditor in accordance with the Creditor Issue Instructions attached hereto as Exhibit A.

        3.    Registration of the Shares.    On or prior to one year from closing, Odetics agrees, at its own expense, to file a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "SEC") to register all of the Shares. Odetics shall use its commercially reasonable best efforts to cause such Registration Statement to become effective and remain effective until the earlier of (i) such time as all of the Shares covered by such Registration Statement have been sold, or (ii) two years after the date thereof.

        4.    Representations and Warranties of Odetics.    In order to induce Creditor to enter into this Agreement, Odetics hereby represents and warrants to Creditor as follows:

          (a)    Authority.    Odetics has full legal right, power and authority to enter into this Agreement and to perform its obligations under this Agreement and to issue the Shares. This Agreement has been duly authorized, executed and delivered by Odetics, and assuming due authorization, execution and delivery by each of the other parties hereto, this Agreement is a valid and binding agreement on the part of Odetics, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (b)    Due Organization.    Odetics is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

          (c)    Validity of the Shares.    The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free of any liens, or encumbrances; provided, however, that the Shares will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

        5.    Representations and Warranties of Creditor.    In order to induce Odetics to enter into this Agreement, Creditor hereby represents and warrants to Odetics as follows:

          (a)    Authority.    Creditor has full legal right, power and authority to enter into this Agreement and to perform its obligations under this Agreement and to issue the Shares. This Agreement has been duly authorized, executed and delivered by Creditor, and assuming due authorization, execution and delivery by each of the other parties hereto, this Agreement is a valid and binding agreement on the part of Creditor, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Creditor has not transferred or assigned any of its rights to the Cancelled Debt and no third party other than Creditor has the right to enforce Odetics' obligations under the Cancelled Debt.

          (b)    Investment Representations.    Creditor is acquiring the Shares for investment for Creditor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Creditor is an "accredited investor" within the meaning of Rule 501 of Regulation D, as presently in effect, promulgated pursuant to the Securities Act of 1933, as amended (the "Act"). Creditor is a corporation, business trust or partnership, that was not formed for the purpose of acquiring the Shares, and has total assets in excess of $5,000,000. Creditor has had an opportunity to ask questions and receive answers from Odetics' management regarding the business, properties, prospects and financial condition of Odetics.

          (c)    Legends.    The Creditor acknowledges that the Shares are "restricted securities" under the Act and agrees that in addition to any other legend that may be required by federal or state securities laws, each certificate representing any of the Shares issued pursuant to this Agreement shall bear a legend in substantially the following form:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THE SHARES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        6.    Entire Agreement; Governing Law; Headings.    This Agreement and the exhibit attached hereto contain the entire agreement of the parties hereto as to its subject matter, and can only be modified or amended by a written agreement signed by all of the parties hereto. This Agreement shall be governed and interpreted in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement

        7.    Notices.    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given and received by the party to be notified (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient (if not sent during normal business hours, then on the next business day); (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All such notices shall be sent: (a) if to Creditor, addressed to Creditor at its address shown on the Creditor Issue Instructions attached as Exhibit A hereto, or at such other address as Creditor may specify by written notice to Odetics, or (b) if to Odetics, at the address set forth below its signature or at such other address as the Odetics may specify by providing written notice to the Creditor.

        IN WITNESS WHEREOF, this Agreement has been executed to be effective as of the date and year first above written. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ODETICS, INC.
By:	Gregory A. Miner, Chief Executive Officer and Chief Financial Officer

Address:	1515 South Manchester Avenue Anaheim, California 92802-2907 Attention: Chief Executive Officer
Facsimile No.: (714) 780-7857

CREDITOR:
Print Name
By:
Title:

3

EXHIBIT A

Creditor Issue Instructions

The Creditor shall complete the following:
1.	The exact name that the Shares are to be registered in (this is the name that will appear on your Shares certificate(s)):
2.	The mailing address and facsimile number of the Registered Holder listed in response to Item 1 above (if different from above):
Facsimile:
3.	(For United States Investors:) The Social Security Number or Tax Identification Number of the Registered Holder listed in the response to Item 1 above:
4.
Indicate the number of shares of Class A and Class B Common Stock of Odetics that your currently beneficially own (other than the Shares being purchased pursuant to this Agreement) and indicate the capacity in which such shares are held:

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  Exhibit 4.3
STOCK PURCHASE AGREEMENT
EXHIBIT A
Creditor Issue Instructions